Exhibit 8.1







                                                     November 29, 2002


MMCA Auto Receivables Trust II
6363 Katella Avenue
Cypress, California 90630-5205


                               Re:     Registration Statement on Form S-1
                                       Registration No. 333-99539
                                       --------------------------

Ladies and Gentlemen:

         We have acted as special counsel to MMCA Auto Receivables Trust II as Seller (the "Seller") in connection with the issuance of the ___% Class A-1 Asset Backed Notes, ___% Class A-2 Asset Backed Notes, Floating Rate Class A-3 Asset Backed Notes, Floating Rate Class A-4 Asset Backed Notes, Floating Rate Class B Asset Backed Notes and Floating Rate Class C Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") by MMCA Auto Owner Trust 2002-5 (the "Issuer") pursuant to the terms of, (a) with respect to the Notes, an Indenture dated as of December 1, 2002 (the "Indenture") between the Issuer and Bank of Tokyo-Mitsubishi Trust Company, as Indenture Trustee, and (b) with respect to the Certificates, an Amended and Restated Trust Agreement dated as of December 1, 2002 (the "Trust Agreement") between MMCA Auto Receivables Trust II, as Depositor, and Wilmington Trust Company, as Owner Trustee. The Notes will be sold to the underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") between the Seller and _______________, as representative of the Underwriters. Terms not otherwise defined herein have the meanings assigned to them in the Prospectus (as defined below).

         In this connection, we have examined and relied upon the registration statement for the Notes on Form S-1, Registration No. 333-99539, filed with the Securities and Exchange Commission (the "SEC") on September 13, 2002 and Amendment No. 1 thereto filed with the SEC on November 29, 2002 (collectively, the "Registration Statement"), including (i) the form of prospectus included therein (the "Prospectus"), (ii) the form of the Indenture, (iii) the form of the Trust Agreement, (iv) the form of the Purchase Agreement, (v) the form of the Sale and Servicing Agreement and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Seller, the Servicer, the Underwriters, and others, including, in particular, (i) certain calculations performed by J.P. Morgan Securities Inc. and (ii) a representation of the Servicer regarding the reasonableness of certain fees payable to it.

         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

         We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the headings "Summary of Terms-Tax Status" and "Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes, under existing law and the assumptions stated therein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate Meagher & Flom LLP under the caption "Federal Income Tax Consequences" in the Prospectus.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                    Skadden, Arps, Slate, Meagher & Flom LLP